Exhibit (a)(1)(iii)
NORTH HAVEN PRIVATE INCOME FUND A LLC ACCOUNT #: ______________ (Should be the same as on page 2)

Letter of Transmittal
Regarding Units in North Haven Private Income Fund A LLC
For Clients of
Morgan Stanley Financial Adviser or Private Wealth Advisor
Tendered Pursuant to the Offer to Purchase
Dated May 9, 2024
The Offer and withdrawal rights will expire at 12:01 a.m., Eastern Time, on June 8, 2024 and this Letter of Transmittal must be received by
the Company
as set forth below by 12:01 a.m., Eastern Time, on June 8, 2024, unless the Offer is extended
Complete this Letter of Transmittal and follow the Transmittal
Instructions included herein
Ladies and Gentlemen:
The undersigned hereby tenders to North Haven Private Income Fund A LLC, a Delaware limited liability company that is a non-diversified externally managed specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Company”), the units in the Company or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated May 9, 2024 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Company to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.
The undersigned hereby sells to the Company the units in the Company or portion thereof tendered hereby pursuant to the Offer.
The undersigned hereby warrants that the undersigned has full authority to sell the units in the Company or portion thereof tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to purchase any of the units in the Company or portions thereof tendered hereby.
The undersigned acknowledges that the cash payment(s) of the purchase price for the units in the Company or portion thereof, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account at your financial intermediary from which your subscription funds were debited.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

VALUATION DATE: June 30, 2024
TENDER OFFER EXPIRATION DATE: 12:01 a.m. (Eastern Time), June 8, 2024
PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST
If You Invest In The Company Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Company No Later Than 12:01 a.m. (Eastern Time) On The Expiration Date.
PLEASE SEND COMPLETED FORMS TO YOUR MORGAN STANLEY FINANCIAL ADVISOR / PRIVATE WEALTH ADVISOR OR THE COMPANY.
PLEASE DO NOT SEND THE COMPLETED FORMS TO THE FUND’S TRANSFER AGENT. If the forms are sent to the Fund’s transfer agent, receipt of documents may be delayed and your tender of units may not be processed in a timely manner:

Please submit the form by:
1. the web by logging into OneMSIM with your credentials and selecting “Self Service” in the upper right corner of the webpage:
https://matrix.ms.com
or
2. email to the Company at nhpif@seic.com

PART 1 – NAME (AS IT APPEARS ON YOUR NORTH HAVEN PRIVATE INCOME FUND A LLC STATEMENT)

Account Name/Registration:

PART 2 – REQUESTED TENDER AMOUNT
Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Units.

☐	Full Repurchase

☐	Partial Repurchase* of Class I Units (please only provide a number of Units, not a dollar amount) ______________________________(number of Class I Units wishing to submit for repurchase)

*	If the requested partial repurchase would put the account balance below the required minimum balance, the Company may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance

PART 3 – PAYMENT
Payments will be directed back to the account from which your subscription funds were debited. Contact your financial intermediary or account manager if you have any questions.

PART 4 – SIGNATURE(S)
The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Company’s Prospectus and the Offer to Purchase dated May 9, 2024 (the “Offer to Purchase”). This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the units in the Company to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering unitholder.
In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Letter of Transmittal
Regarding Units in North Haven Private Income Fund A LLC
Tendered Pursuant to the Offer to Purchase
Dated May 9, 2024
The Offer and withdrawal rights will expire at 12:01 a.m., Eastern Time, on June 8, 2024 and this Letter of Transmittal must be received by
the Company as set forth below by 12:01 a.m.,
Eastern Time, on June 8, 2024, unless the Offer is extended
Complete this Letter of Transmittal and follow the Transmittal
Instructions included herein
Ladies and Gentlemen:
The undersigned hereby tenders to North Haven Private Income Fund A LLC, a Delaware limited liability company that is a non-diversified externally managed specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Company”), the units in the Company or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated May 9, 2024 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Company to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.
The undersigned hereby sells to the Company the units in the Company or portion thereof tendered hereby pursuant to the Offer.
The undersigned hereby warrants that the undersigned has full authority to sell the units in the Company or portion thereof tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to purchase any of the units in the Company or portions thereof tendered hereby.
The undersigned acknowledges that the cash payment(s) of the purchase price for the units in the Company, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account at your financial intermediary from which your subscription funds were debited.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

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VALUATION DATE: June 30, 2024
TENDER OFFER EXPIRATION DATE: 12:01 a.m. (Eastern Time), June 8, 2024
PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST
If You Invest In The Company Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By the Company No Later Than 12:01 a.m. (Eastern Time) On The Expiration Date.
PLEASE SEND COMPLETED FORMS TO THE COMPANY.
PLEASE DO NOT SEND THE COMPLETED FORMS TO THE FUND’S TRANSFER AGENT. If the forms are sent to the Fund’s transfer agent, receipt of documents may be delayed and your tender of units may not be processed in a timely manner:
Please submit the form by email to the Company at nhpif@seic.com

PART 1 – NAME (AS IT APPEARS ON YOUR NORTH HAVEN PRIVATE INCOME FUND A LLC STATEMENT)

Account Name/Registration:

PART 2 – REQUESTED TENDER AMOUNT
Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Units.

☐	Full Repurchase

☐	Partial Repurchase* of Class I Units (please only provide a number of Units, not a dollar amount) ______________________________(number of Class I Units wishing to submit for repurchase)

*	If the requested partial repurchase would put the account balance below the required minimum balance, the Company may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance
PART 3 – PAYMENT
Payments will be directed back to the account from which your subscription funds were debited. Contact your financial intermediary or account manager if you have any questions.

NORTH HAVEN PRIVATE INCOME FUND LLC ACCOUNT #: ______________ (Should be the same as on page 2)

PART 4 – SIGNATURE(S)
The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Company’s Prospectus and the Offer to Purchase dated May 9, 2024 (the “Offer to Purchase”). This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the units in the Company to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering unitholder.
In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

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